EXHIBIT 10.9

ADMINISTRATIVE SERVICES AGREEMENT

THIS ADMINISTRATIVE SERVICES AGREEMENT (the “Agreement”) is entered into as of June 13, 2003, between Global Entertainment Corporation, a Nevada corporation (“Global”) and Cragar Industries, Inc., a Delaware corporation (“Company”).

RECITALS

A. On even date herewith, Global and the Company have executed an Agreement and Plan of Merger and Reorganization (the “Reorganization Agreement”) providing for Company to become a wholly-owned subsidiary of Global.

B. Global has agreed with Company to provide certain services as set forth in this Agreement pending the Closing of the transactions contemplated by the Reorganization Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, received to the full satisfaction of each of them, the parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENTS

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Reorganization Agreement.

2. Services. Global shall, or cause one or more of its affiliates to, provide services to Company as set forth on Exhibit A hereto (the “Services”).

3. Costs.

(a) Any out-of-pocket costs and expenses incurred by Global in connection with the performance of the Services shall be billed by Global and paid by Company on a monthly basis. Any out-of-pocket costs and expenses in excess of Five Hundred Dollars ($500.00) that are outside of the normal course of business, must be pre-approved by Company.

(b) Company shall pay Global the monthly fees identified in Exhibit B for the Services.

4. Termination. This Agreement will terminate upon the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been terminated pursuant to Article 8 thereof, (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement, (iii) thirty (30) days following the receipt by Company of notice from Global that it desires to terminate this Agreement.or (iv) within five (5) business days following the receipt by Global of notice from Company that it desires to terminate this Agreement.

5. Relationship of the Parties. In all matters relating to this Agreement, each party shall be solely responsible for the acts of its employees, and employees of one party shall not be considered employees of the other party. Except as otherwise provided in this Agreement, no party shall have any right, power or authority to create any obligation, express or implied, on behalf of the other party.

6. Confidentiality. All of the parties to this Agreement shall take all reasonable steps and do all things reasonably necessary to ensure that information relating to such party’s customers and business shall not be disclosed or made use of by the receiving party except for the purposes of this Agreement. This restriction shall not apply, however, to the following information:

(a) which was publicly disclosed or otherwise made widely available other than through the fault of the receiving party or an affiliate;

(b) which was obtained by the receiving party from sources other than the disclosing party or a party obligated to refrain from disclosing such information;

(c) which was independently developed by the receiving party without the use of any information of the disclosing party or any affiliate of the disclosing party; or

(d) which is required by law to be disclosed (provided that prior to disclosing such information, the receiving party shall, if permitted by law, provide to the disclosing party reasonable notice and an opportunity to challenge the disclosure before appropriate authorities).

7. Remedies. Except in the case of fraud, Company’s sole and exclusive remedy for the breach of this Agreement or the performance or non-performance of the Services by Global hereunder shall be to terminate this Agreement as provided in Section 4.

9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona applicable to contracts executed in and to be performed entirely within that state.

10. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns; but this Agreement may not be assigned by either party without the prior written consent of the other party.

11. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, telecopy, telegram, or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11):

if to Global:

Global Entertainment Corporation

5111 N. Scottsdale Road, Suite 108

Scottsdale, Arizona 85250

Attention: Rick KozubackTelecopy No.: (480) 949-8600 extension 103 with a copy to:

Snell & Wilmer L.L.P.

One Arizona Center

400 East Van Buren

Phoenix, Arizona 85004-2202

Telecopy: (602) 382-6070

Attention: Steven Pidgeon

if to Company:

Cragar Industries, Inc.

4620 East Arcadia Lane

Phoenix, Arizona 85018

Attention: Michael Hartzmark

Telecopy No.: (480) 596-6483

with a copy to:

Greenberg Traurig, LLP

2375 E. Camelback Road, Suite 700

Phoenix, Arizona 85016

Attention: Robert Kant

Telecopy No.: (602) 445-8100

12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

13. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by Global and Company.

14. Waiver. A failure of any party to insist in any instance upon the strict and punctual performance of any provision of this Agreement shall not constitute a continuing waiver of such provision. No party shall be deemed to have waived any right, power or privilege under this Agreement unless the waiver is in writing and duly executed by the party to be charged with the waiver, and the waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other parties in any other respect or at any other time.

15. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GLOBAL:

GLOBAL ENTERTAINMENT CORPORATION, a Nevada corporation

By:

Name:

Title:

COMPANY:

CRAGAR INDUSTRIES, INC., a Delaware corporation

By:

Name:

Title:

EXHIBIT A

SERVICES

1)	Monitoring the activity of Cragar’s current Licensees, including a) frequent visits to the Licensees’ websites and examination of Licensees’ links to Cragar’s website, b) determination that the Licensees are following up on their obligations with respect to catalog requests and consumer questions, c) receiving and evaluating marketing programs, advertisements and advertisement schedules of the Licensees where appropriate, and d) making sure that Licensees are in compliance with all of the terms of their agreements with Cragar.

2)	Managing Cragar’s website including Cragar’s email database and management, including, a) communicating with the past website managers and their personnel and consultants, b) making certain that all passwords to gain access to the website and database are modified and the appropriate controls are in place to guarantee security of the website and the database, c) updating the website, including getting the new wheels up on the site, integrating all links and verifying that all information on the website is correct and updated when required, d) transferring and manipulating the email database for ease of and effective use, e) archiving email questions, and f) developing a method to handle email questions and distribute emails to the appropriate parties.

3)	Carrying out all of Cragar’s accounting requirements, including a) making certain that all mailing addresses are changed for invoices that were previously sent to TRI, b) transferring all TRI QuickBooks files and establishing Cragar’s own electronic accounting files, c) instituting appropriate accounting controls with respect to Cragar’s funds and checking accounts, d) providing summary information on a quarterly basis (or when requested) so that Cragar can complete its SEC reporting requirements, and e) physically organizing Cragar’s A/R and A/P files in the appropriate manner.

4)	Organizing the activities for the SEMA Show.

EXHIBIT B

MONTHLY FEES

Services	Monthly Fee
Described in EXHIBIT A	$4,000.00